EXECUTION VERSION

FIRST AMENDMENT TO MORTGAGE LOAN PURCHASE AGREEMENT

This First Amendment to Mortgage Loan Purchase Agreement (the “Amendment”) is made and entered into as of October 1, 2004 by and among Goldman Sachs Mortgage Company, a New York limited partnership, as purchaser (the “Purchaser”), and Washington Mutual Bank, FA, a savings association organized under the laws of the United States, Washington Mutual Bank fsb, a savings bank organized under the laws of the United States and Washington Mutual Bank, a Washington state chartered stock savings bank, as sellers (each, a “Seller” and, collectively, the “Sellers”).

RECITALS

WHEREAS, pursuant to the terms and conditions of the that certain Mortgage Loan Purchase Agreement by and among the Purchaser and the Sellers, dated as of December 1, 2003 (the “Purchase Agreement”), the Purchaser has agreed to purchase from time to time, and the Sellers have agreed to sell from time to time, certain residential, first-lien Mortgage Loans (as defined in the Purchase Agreement); and

WHEREAS, the Purchaser and the Sellers desire to amend the Purchase Agreement with respect to the terms applicable to Mortgage Loans purchased on or after the date of this Amendment;

NOW, THEREFORE, and in consideration of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1. Amendment to Article I. The definitions of “Indemnified Party” and “Repurchase Price” in Article I of the Purchase Agreement are hereby amended to read in their entirety as follows:

“Indemnified Party: As defined in Exhibit C attached hereto.”

“Repurchase Price: With respect to any Mortgage Loan, unless otherwise specified in the related Commitment Letter, an amount equal to the sum of (a) (i) if such repurchase occurs during the first twelve months following the related Closing Date, (A) the Unpaid Principal Balance of such Mortgage Loan, multiplied by (B) the Purchase Price Percentage, and (ii) if such repurchase occurs after the first twelve months following the related Closing Date or after such Mortgage Loan has been subject to a Pass-Through Transfer, the Unpaid Principal Balance of such Mortgage Loan, plus (b) the amount of interest on such Unpaid Principal Balance at the applicable Net Rate, from the date to which interest has last been paid and distributed to the Purchaser, to and including the last day of the month in which such repurchase occurs, plus (c) any costs and damages (including, without limitation, late fees) actually incurred and paid by or on behalf of the trust in the applicable Pass-Through Transfer in connection with the fact that such Mortgage Loan at the time it was made failed to comply in all material respects with applicable federal, state or local predatory and abusive lending laws, to the extent such costs and damages result from a breach by the Seller of the representation and warranty set forth in Section 3.1(gg).

2. Amendment to Section 3.1(q). The third sentence of Section 3.1(q) of the Purchase Agreement is hereby amended to read in its entirety as follows:

Each such policy was issued on the date of the origination of such Mortgage Loan by a title insurer acceptable under Seller’s underwriting guidelines and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, and its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of such Mortgage Loan, plus, in the case of a Mortgage Loan that is subject to negative amortization, the amount of any such negative amortization.

3. References to Soldiers and Sailors Civil Relief Act of 1940. Each reference to “Soldiers and Sailors Civil Relief Act of 1940” in the Purchase Agreement shall mean and be a reference to the Servicemembers Civil Relief Act.

4. Amendment to Section 7.6(iii). Section 7.6(iii) of the Purchase Agreement is hereby amended to read in its entirety as follows:

“(iii) in the case of the Purchaser:

Goldman Sachs Mortgage Company
85 Broad Street
New York, NY 10004
Attention: Jeff Kert
Telephone: (212) 357-6641
Facsimile: (212) 902-3000

With a copies to:

Legal Department
Goldman Sachs Mortgage Company
85 Broad Street
New York, NY 10004

and

Goldman Sachs Mortgage Company
100 Second Avenue South, Suite 200 North
St. Petersburg, FL 33701
Attention: Charles Neff
Telephone: (727) 825-3800
Facsimile: (727) 825-3821

or such other address as may hereafter be furnished to each of the Sellers and the Servicer in writing by the Purchaser.

Notwithstanding the foregoing, any demand, notice, consent, waiver or communication may be given by any other means if the parties hereto agree to such alternative means in writing.”

5. Miscellaneous.

(a) On and after the date of this Amendment, each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, shall mean and be a reference to the Purchase Agreement, as amended by this Amendment.

(b) Except as specifically amended above, the Purchase Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects. In the event of a conflict between the terms of this Amendment and the terms of the Purchase Agreement, the terms of this Amendment shall control.

(c) This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which taken together shall constitute one and the same original.

(d) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without giving effect to conflict of laws principles other than Section 5-1401 of the New York General Obligations Law.

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This First Amendment to Mortgage Loan Purchase Agreement is AGREED AND ACCEPTED AS OF OCTOBER ___, 2004.

WASHINGTON MUTUAL BANK, FA a federally chartered savings association

By:
Name:
Title:

WASHINGTON MUTUAL BANK fsb a federal savings bank

By:
Name:
Title:

WASHINGTON MUTUAL BANK a Washington state chartered stock savings bank

By:
Name:
Title:

GOLDMAN SACHS MORTGAGE COMPANY a New York limited partnership

By:	Goldman Sachs Real Estate Funding Corp., General Partner

By:
Name:
Title: